Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-28483, Form S-8 No. 333-90353, Form S-8 No. 333-54786, Form S-8 No. 333-54784, Form S-8 No. 333-108838, Form S-8 No. 135679, Form S-3 No. 333-99067, Form S-3 No. 333-99063, Form S-3 No. 333-95487, Form S-3 No. 333-111174, Form S-3 No. 333-110939, Form S-3 No. 333-86654, Form S-3 No. 333-122456, Form S-3 No. 333-119469, Form S-3 No. 333-124922, Form S-3 No. 333-136344, Form S-3 No. 333-137225, and Form S-4 No. 333-135569) of HCP, Inc. (formerly known as Health Care Property Investors, Inc. prior to September 7, 2007) and in the related Prospectus and Prospectus Supplements of our report dated February 12, 2007 (except for the Consolidated Balance Sheets, the Consolidated Statements of Income, Note 2 under “Assets Held for Sale and Discontinued Operations”, Note 7 Intangibles, Note 18 Earnings Per Common Share, Note 21 Segment Disclosures, Note 24 Selected Quarterly Financial Data (Unaudited) and Schedule III: Real Estate and Accumulated Depreciation, as to which the date is September 14, 2007) with respect to the consolidated financial statements and schedule of HCP, Inc., included in this Current Report (Form 8-K).

/s/ Ernst & Young LLP

Irvine, California

September 14, 2007